THE KONTRABECKI GROUP
                              INDUSTRIAL- R&D LEASE

         This Lease, dated September 18, 2000, for reference purposes only, entered into by Tri-Valley Campus I, LLC, ("Landlord"), whose address is 2755 Campus Drive, Suite 100, San Mateo, California, 94403, and Adept Technology, Inc, ("Tenant"). Landlord and Tenant agree to the terms, covenants and conditions of this Lease, as follows:

                  1.  Definitions.

                  1.1 Property. The term "Property" shall mean the real property with all improvements now or hereafter located thereon described by the site plan attached hereto as Exhibit "A", the aggregate area of which is approximately Six Hundred Fifty Three Thousand and Four Hundred (653,400) square feet (the "Property Gross Leasable Area").

                  1.2 Building. The term "Building" shall mean the structures situated on the Property in which the Premises are located as shown as the site plan attached hereto as Exhibit "A", containing approximately Two Hundred Nineteen Thousand Eight Hundred Eighteen (219,818) square feet of gross leasable area (the "Building Gross Leasable Area"), and located at the following address:
3011, 3055 and 3077 Triad Drive, Livermore, California.

                  1.3 Premises. The term "Premises" shall mean those certain Premises located within the Buildings outlined on the site plan attached hereto as Exhibit "A" containing approximately Two Hundred Nineteen Thousand Eight Hundred Eighteen (219,818) square feet of gross leasable area (the "Premises Gross Leasable Area"). The exact square footage shall be verified in accordance with the "drip line" method of floor measurement. The Premises shall include the Initial Premises and the Expansion Premises as further defined below.

                  1.4 Initial Premises. The term "Initial Premises" shall mean those certain Premises located within the Building outlined on the site plan attached hereto as Exhibit "A" containing approximately Seventy Four Thousand Seven Hundred Sixty Eight (74,768) square feet of gross leasable area (the "Initial Premises Gross Leasable Area") and further described as 3011 Triad Drive.

                  1.5 Expansion Premises. The term "Expansion Premises" shall mean those certain Premises located within the Building outlined on the site plan attached hereto as Exhibit "A" containing approximately One Hundred Forty Five Thousand and Fifty (145,050) square feet of gross leasable area (the "Expansion Premises Gross Leasable Area") comprised of 3055 Triad Drive containing 70,986 square feet of gross leasable area and 3077 Triad Drive containing 74,064 square feet of gross leasable area. The Commencement Date for the Expansion Premises shall be no earlier than January 1, 2002 and no later than September 1, 2002.

                  1.6 Tenant's Share. The term "Tenant's Share" shall mean the percentage obtained by dividing the Initial Premises gross leasable area, plus, if occupied by Tenant, the Expansion Premises gross leasable area, by the Building Gross Leasable Area, which the parties agree will be 33.88% for the Initial Premises and will be One hundred percent (100%) for the Initial Premises plus, the Expansion Premises.

                  1.7 Outside Areas. The term "Outside Areas" shall mean all areas and facilities within the Property, except for the Building and any other buildings located thereon, provided and designated by Landlord for the general use and convenience of Tenant and other tenants of all or any part of the Property, including, without limitation, parking areas, access and perimeter roads, sidewalks, landscaped areas, service areas, and trash disposal facilities. The Outside Areas do not include the vacant land located on the north side of the buildings and designated as "Expansion Land" on the site plan attached hereto as Exhibit "A". This land is not subject to this Lease.

                  1.8 Common Areas. The term "Common Areas" shall mean all areas in the Building designated by Landlord for the general use and convenience of Tenant and other tenants of the Building, including, without limitation, service corridors, stairways, lobbies, and restrooms.


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         2.       Demise, Term and Possession.

                  2.1 Demise of Premises. Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord in as-is condition, broom cleaned, with all system warranties assigned to Tenant upon the Lease Commencement Date, for the term, at the rental, and upon all of the other terms, covenants and conditions set forth herein, together with (a) the non-assigned and non-exclusive right to use all the parking spaces located on the property and (b) the non-exclusive right to use the Common Areas and Outside Areas.

                  Notwithstanding the foregoing, Landlord warrants and represents that, as of the Commencement Date, (i) the Premises, the Building, and the Property will comply with all Regulations (as hereinafter defined), (ii) the Premises will be in good and clean operating condition and repair, (iii) the electrical, mechanical, HVAC, plumbing, sewer, elevator and other systems serving the Premises and the Building will be in good operating condition and repair, and (iv) the roof of the Building will be in good condition and water tight. Tenant shall notify Landlord prior to the Commencement Date of any non compliance with Landlord's warranty. Landlord shall, promptly after receipt of such notice from Tenant, remedy any non-compliance with such warranty at Landlord's sole cost and expense.

                  2.2 Term. The term of this Lease for the Initial Premises shall be for One Hundred Twenty Six (126) months, commencing on the date that is Sixty (60) days after the delivery of possession of the Initial Premises (the "Commencement Date"), and ending on the last day of the One Hundred Twenty Sixth month of the Lease Term (the "Expiration Date"), unless sooner terminated or extended pursuant to the provisions hereof. The term of the Lease, as it relates to the Expansion Premises, shall commence upon delivery of the Expansion Premises to Tenant and shall be co-terminus with the Term for the Initial Premises.

                  2.3 Delay in Delivery of Possession Notwithstanding the Commencement Date in Paragraph 2.2 above, if for any reason Landlord fails to deliver possession of the Premises to Tenant on said date,, Landlord shall not be liable to Tenant therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder, except as set forth below. In the event of any delay in delivery of possession, the Expiration Date shall be extended one day for each day of such delay, and Tenant shall not be obligated to pay rent or to perform any of its other obligations under this Lease, except for the prepayment of rent and payment of the security deposit pursuant to Paragraphs 3.5 and 3.6 below, until possession of the Premises is delivered to Tenant.

                  2.4 Alternative Commencement Date.  Notwithstanding  Paragraph
2.2 above, if at the date of execution of this Lease, Landlord and Tenant have agreed that Landlord shall construct, modify, or install any interior improvements to the Premises, as set forth in Exhibit "B", then the Commencement Date for the Initial Premises shall be the later of:

                           (a) The  scheduled  Commencement  Date  set  forth in
Paragraph 2.2 above, or

                           (b) The date on which Landlord delivers possession of
the Premises to Tenant after approval of occupancy by the appropriate governmental authority, if so required and after substantial completion of such interior improvements as reasonably certified by Landlord's architect.

                  Upon delivery of the Initial Premises, Landlord will determine the Commencement Date for purposes of this Lease and deliver notice thereof to Tenant. Paragraph 2.3 shall not be applicable in the event the Commencement Date is determined pursuant to this Paragraph 2.4. The Expiration Date shall be extended one day for each day the scheduled Commencement Date set forth in Paragraph 2.2 is extended pursuant to this Paragraph 2.4.

                  If the Delivery Date has not occurred for any reason, other than Tenant Delays, on or before July 1, 2001, then, in addition to Tenant's other rights and remedies, Tenant may terminate this Lease by written notice to Landlord, whereupon any monies previously paid by Tenant to Landlord shall be reimbursed to Tenant and Landlord shall return the Letter of Credit to Tenant.

                  2.5 Early Entry. All of the terms and provisions hereof shall be applicable as of the date of such occupancy, except for the obligation to pay rent which shall commence on the Commencement Date. Tenant agrees not to interfere with or cause any delay with any work conducted on or about the Premises by Landlord or its employees and contractors, and further agrees to indemnify Landlord from and against any and all claims of damage whatsoever arising or alleged to have arisen out of any activity by Tenant, or its agents, employees or contractors on or about the Premises during such early entry.


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         3.       Rent -Initial Premises.

                  3.1 Base Rent. Subject to adjustment of the rent pursuant to provisions of the Addendum to this Lease relating thereto, if any, Tenant shall pay to Landlord for each calendar month of the term of this Lease, monthly base rent (hereafter called "Base Rent") for the Initial Premises, in installments as follows:

                 MONTHS                   RENT PER SQUARE FOOT NNN
                 ------                   ------------------------
                 1-12                     $1.45
                 13-126                   $1.45 plus 4% Annual Rental Increases

The base rent for the 3055 Triad Drive and 3077 Triad Drive (the "Expansion Premises") shall be the same rent per square foot as the rent for 3011 Triad Drive, on the Expansion Premises Lease Commencement Date. Rent for the Initial Premises shall be abated for the first sixty (60) days after Landlord's delivery of possession in accordance with the terms of this Lease.

                  3.2 Manner of Payment. Tenant shall pay to Landlord all rent payable under this Lease without deduction, offset, or abatement, and without prior notice or demand, in advance on the first day of each calendar month of the term of this Lease. Rent shall be payable in lawful money of the United States of America to Landlord at the address stated in the initial paragraph above or to such other persons or at such other places as Landlord may from time to time designate in writing. Tenant's obligation to pay rent for any partial month shall be prorated on the basis of a thirty (30) day month.

                  3.3 Late Payment Charge. If any installment of rent or any other sum due from Tenant is not received by Landlord within five (5) days after the due date, Tenant shall pay to Landlord an additional sum equal to ten percent (10%) of the amount overdue as a late charge to compensate for processing and accounting charges and any charges that may be incurred by Landlord with regard to any financing secured by the Property. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount.

                  3.4 Prepayment of Rent. Upon execution of this Lease, Tenant shall pay to Landlord in cash the sum of $134,582.40 as a prepayment of rent to be credited against the first installment of Base Rent and Direct Operating Expenses for the Initial Premises, as defined in Paragraph 6.4 below.

                  3.5. Security Deposit. Upon execution of this Lease, Tenant shall deposit with Landlord in cash or a Letter of Credit the sum of $133,333 (the "Deposit") as security for the faithful performance by Tenant of all of its obligations hereunder. Upon the Commencement Date of the Expansion Premises, Tenant shall deposit with Landlord an additional $266,667 deposit, in cash or a Letter of Credit, so that the total Deposit shall be $400,000. The Security Deposit shall, if Tenant fails to pay rent or any other sums due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply, or retain all or any portion of the Deposit for the payment of any rent or other sum in default, or to compensate Landlord for the payment of any other sum which Landlord may become obligated to spend by reason of Tenant's default, or to compensate Landlord for any expenditures, loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Deposit, Tenant shall within ten (10) days after written demand therefor deposit with Landlord an amount in cash sufficient to restore the Deposit to the full amount hereinabove stated. Landlord shall not be required to keep the Deposit separate from its general funds. The Deposit, less any portion thereof which Landlord is entitled to retain, shall be returned, without payment of interest, to Tenant (or at Landlord's option to the last assignee, if any, of Tenant's interest hereunder) within thirty (30) days after the later of the expiration of the term hereof or the date on which Tenant vacates the Premises.

         4.       Use.

                  4.1 Permitted Uses. The Premises shall be used and occupied only for the following purposes: office, research and development, manufacturing services, sales, and warehouse uses, and for any lawful purpose incidental thereto, and for no other use or purpose. Tenant may occupy and use the Premises 24 hours per day, seven days per week and 365 days per year.

                  4.2 Compliance with Law. Landlord warrants to Tenant that as of the Commencement Date the Premises do not violate any applicable building code, regulation or ordinance. Tenant shall accept possession of the Premises in their physical condition existing as of the date of Landlord's delivery of possession thereof to Tenant, subject to all laws, ordinances, codes, rules, orders, directions and regulations of lawful governmental authority (collectively, "Regulations" for purposes of this

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paragraph)  regulating  the use or  occupancy of the  Premises,  and all matters disclosed by any exhibits attached hereto. Tenant, at Tenant's sole expense, shall promptly comply with all regulations as may now or hereafter be in effect relating to or affecting Tenant's particular use or occupancy of the Premises.

                  Notwithstanding the foregoing, Tenant shall not be required to comply with or cause the Premises to comply with any Applicable Laws unless such compliance is necessitated solely due to Tenant's particular use of the Premises. Tenant shall not be required to comply with any rule or regulation unless the same applies non-discriminatorily to all occupants of the Property, does not unreasonably interfere with Tenant's use of, access to, or parking at the Premises, and does not materially increase the obligations or decrease the rights of Tenant under this Lease.

                  4.3 Restrictions on Use. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste on the Premises or constitute a nuisance to any other occupant or user of the Building or any building on the Property or adjacent thereto or do or keep anything that will cause cancellation of or an increase in rates of any insurance covering the Building in which the Premises are located. Tenant shall not use any apparatus, machinery, or other equipment in or about the Premises that may cause substantial noise or vibration, or overload existing electrical systems, and shall not place any loads upon the floors, walls, or ceilings of the Premises which may jeopardize the structural integrity of the Building or any part thereof. Tenant shall not make any penetrations of the roof or exterior of the Building without the prior written approval of Landlord. No materials or articles of any nature shall be stored in the Common Areas, or upon any portion of the Outside Areas unless located within an enclosure approved by Landlord and which complies with any applicable governmental requirements, the covenants, conditions and restrictions set forth in Exhibit "C" hereto (if any), and with the rules and regulations set forth in Exhibit "D" hereto (if any).

             4.4  Toxic Materials.

                           (a) Tenant shall not cause or permit to be discharged
into the plumbing or sewage system of the Building or onto the land underlying or adjacent to the Building any hazardous, toxic, or radioactive materials, including, but not limited to, those materials identified in Section 66680 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as amended from time to time (collectively "Toxic Materials"), except in compliance with law. Tenant shall at its sole expense comply with any and all rules, regulations, codes, ordinances, statutes, and other requirements of lawful governmental authority respecting Toxic Materials, pollution, harmful chemicals and other materials in connection with Tenant's activities on or about the Premises. Tenant specifically agrees to comply with any such requirements relating to the handling, use, storage and disposal of Toxic Materials and other materials which are considered by any such governmental authorities as harmful, dangerous, toxic, flammable, or otherwise deserving of special care. Tenant shall pay the full cost of any clean-up work performed on or about the Premises as required by any such governmental authority in order to remove, neutralize or otherwise treat materials of any type whatsoever released or emitted by Tenant or its agents, employees or contractors on or about the Premises or the land under or about the Premises.

                           (b) Tenant shall be solely  responsible for and shall
indemnify, defend, and hold Landlord harmless from any and all claims, judgments, losses, demands, causes of action, proceedings, or hearings relating to the release or emission of Toxic Materials (hereinafter collectively referred to as "Claims") by Tenant, its agents, or invitees on or about the Premises, including, but not limited to, Claims resulting from the contamination of subterranean water beneath, adjoining, or in the vicinity of the Premises.. Tenant shall reimburse Landlord for (I) losses in or reductions to rental income resulting from Tenant's release or emission of Toxic Materials in violation of law; (ii) all costs of refitting or other alterations to the Premises necessitated by Tenant's use, storage, or disposal of Toxic Materials including, but not limited to, alterations required to accommodate an alternate use of the Premises; and (iii) any diminution in the fair market value of the Premises caused by Tenant's use, storage, or disposal of Toxic Materials Tenant agrees to defend all such Claims on behalf of Landlord with counsel reasonably acceptable to Landlord, and to pay all fees, costs, damages, or expenses relating to or arising out of any such Claim including attorneys' fees and costs. Tenant shall further be solely responsible for and shall indemnify, defend and hold Landlord harmless from and against all claims, including reasonable attorneys' fees and costs, arising out of or in connection with any removal, clean-up, or restoration work which is required by any government agency having jurisdiction and which arises from Tenant's storage, use, or disposal of Toxic Materials on the Premises during the term of this Lease.

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                           (c) To  Landlord's  best  knowledge,   (i)  no  Toxic
Materials are present in the Building or at the Property or the soil, surface water, or groundwater thereof, (ii) no underground storage tanks are present at the Property, and (c) no action, proceeding or claim is pending or threatened regarding the Building or the Property concerning any Toxic Material or pursuant to any Environmental Law.

                           (d) The obligations of Landlord and Tenant under this
Paragraph 4.4 shall survive the expiration of the Lease term.

                  4.5 Covenants, Conditions, and Restrictions. Tenant shall comply with the covenants, conditions, and restrictions set forth in Exhibit "C" hereto (if any) and any subsequent amendments thereto.

                  4.6 Rules and Regulations. Tenant shall comply with all rules and regulations set forth in Exhibit "D" hereto (if any) and any subsequent amendments thereto. Landlord from time to time may promulgate additional rules and regulations or modifications thereto applicable to all occupants of the Property for the safety, care, cleanliness and orderly management of the Property, its Common Areas and Outside Areas, and Tenant shall abide by all such rules and regulations from and after receipt of a written copy thereof. Such rules and regulations shall not unreasonably restrict or interfere with Tenant's use of the Premises or contradict any provision hereof.

         5.       Taxes.

                  5.1 Tenant's Personal Property. Tenant shall pay prior to delinquency all taxes, license fees, and public charges assessed or levied against Tenant or Tenant's estate in this Lease or Tenant's leasehold improvements, trade fixtures, furnishings, equipment and all other personal property and merchandise of Tenant situated in or about the Premises.

                  5.2 Tenant's Obligations to Pay Real Property Taxes. Tenant shall pay Tenant's Share of all Real Property Taxes (as hereinafter defined) which become due during the Lease term; provided, however, if the Property contains more than one building, then Tenant shall pay Tenant's Share of all Real Property Taxes which Landlord reasonably determines is allocable to the Building, including a proportionate share based on the Building Gross Leasable Area as a percentage of the Property Gross Leasable Area, of all Real Property Taxes assessed with respect to the Outside Areas that are not fairly allocable to any one building. Notwithstanding the foregoing, in the event there is more than one tenant in the Building, Landlord reserves the right to adjust the share of Tenant of the Real Property Taxes respecting the Building to reflect the portion thereof which is equitably allocable to Tenant. Tenant shall pay to Landlord all Real Property Taxes due and payable hereunder on or before the later of (a) ten (10) days prior to the delinquency thereof, or (b) ten (10) days after the date on which Tenant receives a copy of the tax bill and notice of Landlord's determination hereunder and other reasonable evidence of the amount of Real Property Taxes due and payable by Tenant hereunder. Tenant's liability to pay Real Property Taxes shall be prorated on the basis of a 365 day year to account for any fractional portion of a fiscal tax year included in the Lease term at the commencement or expiration of the term. If Landlord's lender requires Landlord to pay any or all Real Property Taxes into an impound account on a periodic basis during the term of this Lease, Tenant, on notice from Landlord indicating this requirement, shall pay a sum of money toward its liability under this paragraph to Landlord on a periodic basis in accordance with the lender's requirements.

                  5.3 Real Property Taxes Defined . The term "Real Property Taxes" as used herein shall mean (a) all taxes, assessments, levies, and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen, now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against or with respect to; (1) the value, occupancy or use of the Property (as now constructed or as may at any time hereinafter be constructed, altered, or otherwise changed), (2) the fixtures, equipment, and other real or personal property of Landlord that are an integral part of the Property, (3) the gross receipts, income, and rentals from the Property, or (4) the use of the Outside Areas, Common Areas, public utilities, or energy within the Property; (b) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the property; (c) new excise, transaction, sales, privilege or other taxes now or hereafter imposed upon Landlord as a result of this Lease; and (d) all costs and fees (including attorneys' fees) incurred by Landlord in contesting any Real Property Taxes and in negotiating with public authorities as to any Real Property Taxes. If at any time during the Lease term the taxation or assessment of the property prevailing as of the Commencement Date shall be altered so that in lieu of or in addition to any Real Property Taxes described above there shall be levied, assessed or imposed (whether by reason of a change in the method

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of taxation or assessment,  creation of a new tax or charge, or any other cause)
an alternate, substitute, or additional tax or charge (a) on the value, use or occupancy of the property, (b) on or measured by the gross receipts, income, or rentals from the property, or on Landlord's business of leasing the Property, or
(c) computed in any manner with respect to the operation of the Property, then any such tax or charge, however designated, shall be included within the meaning of the term "Real Property Taxes" for purposes of the Lease. If any Real Property Tax is based upon property or rents unrelated to the property, then only that part of such Real Property Tax that is fairly allocable to the property as determined by Landlord shall be included within the meaning of the term "Real Property Taxes." Notwithstanding the foregoing, the term "Real property Taxes" shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord's income from all sources, for any similar or replacement tax or assessment or resulting from the improvement of any of the Building or the Property for the sole use of other occupants.

         6.       Maintenance and Repairs.

                  6.1 Tenant's Obligations. Except as otherwise specifically provided herein Tenant shall, at Tenant's expense, keep in good and safe condition, order and repair the Premises and every part thereof, including without limitation, (a) all plumbing, fire sprinkler and sewage systems, and all ducts, pipes, vents or other parts of the heating, ventilation and air conditioning system (the "HVAC") which service only the Premises (as opposed to servicing an area larger than the Premises), (b) all electrical and lighting facilities, systems, appliances, and equipment within the Premises including all wiring therein, (c) all fixtures, interior walls, interior surfaces of exterior walls, floors, and ceilings, and (d) all windows, doors, entrances, all glass (including plate glass), and skylights located within the Premises, and the roof membrane. Tenant's responsibility for maintenance and repair shall include all such facilities or systems that are located on or within the walls and floor of the Premises. Tenant shall maintain, repair and replace when necessary all HVAC equipment which services only the Premises, and shall maintain in full force at all times during the term of this Lease an HVAC systems preventive maintenance contract with a qualified service company reasonably satisfactory to Landlord covering all such HVAC systems. Said contract shall provide for periodic servicing no less than every ninety (90) days and shall include without limitation replacement of filters, oiling and lubricating of machinery, adjustment of drive belts, oil changes, weather proofing of all exposed HVAC equipment and ducts, parts replacement and other preventive maintenance provided, however, that Tenant shall have the benefit of all warranties available to Landlord regarding the equipment in said systems. Notwithstanding the foregoing Landlord may, by written notice to Tenant, elect at any time to assume responsibility for performing maintenance, repair and replacement of all HVAC equipment servicing only the Premises. All costs incurred by Landlord in performing such maintenance, repair and replacement shall be paid by Tenant on a periodic basis within ten (10) days after receipt of a written invoice therefor from Landlord. If the Premises consists of the entire Building, and the Building is the only building on the property, then Tenant at its expense shall also (a) maintain and replace the landscaping on the Property and repair when necessary the parking areas on the Property, and wash as and when needed to keep in a clean and sightly condition all windows and plate glass of the Premises (both interior and exterior surfaces). Tenant shall furnish Landlord with a copy of the HVAC service contract required by this paragraph, which shall provide that it may not be canceled or changed without at least thirty (30) days prior written notice to Landlord. All repairs required to be made by Tenant shall be made promptly with new materials of like kind and quality. If the repair work affects the structural parts of the Building, or if the estimated cost of any item of repair exceeds $10,000, then Tenant shall first obtain Landlord's written approval of the scope of work, plans therefor, materials to be used and the contractor. Tenant hereby waives the benefit of any statute now or hereinafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good condition, order and repair. Tenant specifically waives all rights it may have under Sections 1932(1), 1941, and 1942 of the California Civil Code, and any similar or successor statute or law.

                  6.2 Landlord's Obligations. Landlord shall maintain in good condition, order and repair the Common Areas, the foundation and exterior walls of the Building (excluding the interior of all walls and, except as provided in Paragraph 6.3 below, the exterior and interior of all windows, doors and plate glass), and the exterior roof of the Building, including structural supports and excluding the roof membrane. If there is a central HVAC system or other facilities servicing portions of the Premises and other areas of the Building, Landlord shall maintain in good condition and repair and replace when necessary such systems and facilities. The manner in which such systems and facilities shall be maintained and the expenditures therefor shall be determined by Landlord. Landlord shall exercise reasonable diligence in performing such repairs as soon as practicable. However, Landlord's obligation to make repairs under this paragraph shall commence after Landlord's receipt of written notice from Tenant of the need for such repairs. Except as otherwise specifically provided herein, there shall be no abatement of rent or other sums payable by Tenant prior to or during any repairs by Tenant or Landlord. Landlord may enter into a preventive maintenance contract with a qualified service company reasonably satisfactory to Landlord providing for periodic repair and maintenance of any central HVAC system servicing the Premises and other areas of the Building. Tenant's Share of the cost of these preventive maintenance contracts shall be borne by the Tenant.

                  6.3 Maintenance and Control of Outside Areas. Landlord shall maintain in good condition, order and repair the Outside Areas, together with all facilities and improvements now or hereafter located thereon, and together with all other improvements adjacent to the Property as may be required from time to time by governmental authority. Such obligation shall include maintenance and replacement of landscaping and repair of parking areas of the Property, and washing exterior windows and plate glass of the Building If the Premises consist of the entire Building and the Building is the only building on the Property, then Tenant shall at its sole cost perform such obligation. Such obligation shall also specifically include painting the outside surface of the exterior walls of the Building as and when necessary, as determined by Landlord in its reasonable discretion. The manner in which such areas shall be maintained and the expenditures therefor shall be at the sole discretion of Landlord Tenant's Share of the cost of this maintenance shall be borne by the Tenant.

                  Landlord shall at all times have exclusive control of the Outside Areas and may at any time temporarily close any part thereof, may exclude and restrain anyone from any part thereof (except the bona fide employees and invitees of Tenant), and Landlord may change the configuration of the Outside Areas or the location of facilities thereon so long as any such change by Landlord does not unreasonably interfere with Tenant's use of or access to the Premises. Landlord shall also be entitled to employ third parties to operate and maintain all or any part of such areas on such terms and conditions as Landlord shall determine. In exercising any of Landlord's rights hereunder, Landlord shall make a reasonable effort to minimize any disruption of Tenant's business.

                  6.4 Tenant's Obligation to Reimburse. Tenant shall pay Tenant's Share of all Direct Operating Expenses (as defined) as may be paid or incurred by Landlord during the term of this Lease; provided, however, that if the Property contains more than one building, Tenant shall pay Tenant's Share of all Direct Operating Expenses fairly allocable to the Building as reasonably determined by Landlord, and a proportionate share based on the Building Gross Leasable Area as a percentage of the Property Gross Leasable Area, of all Direct Operating Expenses which relate to the Property in general and are not fairly allocable to any one building on the Property. Tenant shall pay to Landlord on the first day of each calendar month during the period immediately following the Commencement Date until the first December 1 thereafter a fraction of the amount which Landlord estimates will be Tenant's Share of all Direct Operating Expenses for such period, the numerator of which is the number of calendar months during said period, and the denominator of which is twelve (12). Thereafter during the lease term, on the first day of each calendar month during each twelve (12) month period commencing January 1, Tenant shall pay to Landlord until the first December 1 thereafter an amount estimated by Landlord to be one-twelfth of Tenant's Share of the Direct Operating Expenses for such twelve (12) month period. Within ninety (90) days following the end of each calendar year, Landlord shall furnish Tenant a statement covering the calendar year and the payments made by Tenant with respect to such period as set forth in this paragraph. If Tenant's payments for Tenant's Share of said Direct Operating
Expenses did not equal Tenant's Share of the actual amount of said Direct Operating Expenses, Tenant shall pay to Landlord the deficiency within ten (10) days after receipt of such statement. If said payments exceed the actual Direct Operating Expense, Landlord shall refund the amount of the overpayments to Tenant in cash within ten (10) days after Landlord sends such statement. Direct Operating Expenses shall be prorated as of the Commencement Date and the Expiration Date to reflect the portion of the calendar year occurring within the Lease term. Tenant's Share of Direct Operating Expenses for the Initial Premises are initially estimated to be $26,168.80 per month. Upon the Commencement Date for the Expansion Premises, Tenant's obligation for Direct Operating Expenses shall increase to a total monthly expense estimate of $77,000 per month. Tenant shall have the right to review Landlord's calculations related to the operating expense reconciliation once per year within three weeks after any reconciliation is complete.

                  6.5 Direct Operating Expenses Defined. The term "Direct Operating Expenses" shall mean the sum of the following costs and expenses paid or incurred by Landlord:

                           (a) All labor, materials,  supplies and services used
or consumed in managing, maintaining, operating and repairing the Outside Areas and the Common Areas, including without limitation, landscaping maintenance and replacement, cleaning, repairing concrete walkways and patios, sweeping and repairing parking areas, operation, maintenance and replacement of lighting, maintenance and replacement of all directional and security signs, cleaning, maintenance and replacement of carpets and other fixtures in the Common Areas, labor costs of employees incurred in the management of the Building(s) including salaries and employer taxes thereon, cleaning, repainting and resurfacing the exterior surface of Common Area walls and the exterior walls of the Building, utilities and water servicing such areas, pest control service (exterior only), janitorial service, if any, security patrol service, if any, trash removal, and the operation and the rental or the purchase of maintenance equipment;

                           (b) All labor, materials,  supplies and services used
or consumed in maintaining, repairing or replacing the membrane of the roof of the Building and any central HVAC system servicing the Premises and other areas of the Building, including the cost of all maintenance contracts entered into by Landlord pursuant to Paragraph 6.2 hereof; and

                           (c) A  Property  Management  fee  equal to five  (5%)
percent of the monthly base rent.

                           (d) Direct Operating Expenses shall not include:  (i)
costs occasioned by the act, omission or violation of any Applicable Law by Landlord, any other occupant of the Property, or their respective agents, contractors, or invitees; (ii) costs occasioned by fire, acts of God or other casualties or by the exercise of the power of eminent domain; (iii) costs of any renovation, improvement, painting or redecorating of any portion of the Building or the Property not made available for Tenant's use; (iv) costs resulting from the violation by Landlord or any other occupant of the Property (other than Tenant) of the terms or conditions of any lease or other agreement; (v) costs for earthquake, increases in insurance costs caused by the activities of any other occupant of the Property, , and co-insurance payments; (vi) costs incurred in connection with the presence of any Hazardous Material, except to the extent caused by the release or emission of the Hazardous Material in question by Tenant; (vii) costs in the nature of depreciation, amortization or other expense reserves; (viii) costs to repair, replace, restore or maintain the structural portions of the Building. (ix) compensation for any employee of Landlord not directly involved with the management of the Property in excess of the reasonable management fee which would be charged by an unaffiliated professional management service for operation of comparable properties in the vicinity; (x) costs arising from the disproportionate use of any utility or service supplied by Landlord to any other occupant of the Property or associated with utilities or services of a type not provided to Tenant; and (xi) costs incurred in connection with any mortgage, deed of trust or ground lease applicable to any portion of the Property.

         6.6 Tenant's Negligence. Notwithstanding anything in this Paragraph 6 to the contrary, and subject to the waiver of subrogation rights pursuant to Paragraph 12.7, Tenant shall pay for the entire cost of maintaining and repairing the Premises, the Building, the Common Areas, the Outside Areas and any other portion of the Property if such cost is incurred and to the extent it is incurred as a result of the negligence or willful misconduct of Tenant, its agents, customers, employees, contractors or invitees.

         7.       Alterations.

                  7.1 Landlord's Consent Required. Tenant shall not, without Landlord's prior written consent, make any alterations, improvements, additions, or utility installations (collectively the "alterations") in, on or about the Premises, except for nonstructural alterations which in the aggregate do not exceed Twenty-Five Thousand Dollars $10,000 in cost during any twelve month period during the Lease Term. As used in this Paragraph 7.1, the term "utility installation" means power panels, wiring, florescent fixtures, space heaters, conduits, air conditioning and plumbing. Should Tenant make any alterations without the prior written consent of Landlord, Tenant shall immediately remove the same at Tenant's expense upon demand by Landlord. Any alterations made by Tenant shall not interfere with the use or occupancy of the Building by any other tenants nor interfere with the operation of any mechanical apparatus or electrical or plumbing system in the Building.

                  7.2 Plans and Permits. Any alteration that Tenant desires to make in or about the Premises and which requires the consent of Landlord shall be presented to Landlord in written form, with proposed detailed plans and specifications therefor prepared at Tenant's sole expense. Any consent by Landlord thereto shall be deemed conditioned upon Tenant's acquisition of all permits required to make such alteration from all appropriate governmental agencies, the furnishing of copies thereof to Landlord prior to commencement of the work, and the compliance by Tenant with all conditions of said permits in a prompt and expeditious manner, all at Tenant's sole expense. Upon completion of any such alteration, Tenant, at Tenant's sole cost, shall immediately deliver to Landlord "as-built" plans in milar form, and in digital form on disk if available, and specifications therefor.

                  7.3 Construction Work Done by Tenant. All construction work required or permitted to be done by Tenant shall be performed by a licensed contractor in a prompt, diligent, and good and workmanlike manner and shall conform in quality and design with the Premises existing as of the Commencement Date, and shall not diminish the value of the Building or the Property. In addition, all such construction work shall be performed in compliance with all applicable statutes, ordinances, regulations, codes and orders of governmental authorities and insurers of the Premises. Tenant or its agents shall secure all licenses and permits necessary therefor.

                  7.4 Title to Alterations. Unless Landlord requires the removal thereof as set forth in Paragraph 7.5, any alterations which may be made on the Premises, shall upon installation or construction thereof become the property of Landlord and shall remain upon and be surrendered with the Premises at the expiration or sooner termination of the term of this Lease. Without limiting the generality of the foregoing, all heating, lighting, electrical (including all wiring, conduits, main and subpanels), air conditioning, partitioning, drapery, and carpet installations made by Tenant, regardless of how affixed to the Premises, together with all other alterations that have become an integral part of the Premises, shall be and become the property of Landlord upon installation, and shall not be deemed trade fixtures, and shall remain upon and be surrendered with the Premises at the expiration or sooner termination of this Lease. Notwithstanding the provisions of this Paragraph 7.5, Tenant's furnishings, machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of Tenant and may be removed by Tenant. Tenant shall immediately after removal repair any damage to the Premises caused thereby at Tenant's expense.

                  7.5 Removal of Alterations. Tenant shall ascertain from Landlord within thirty (30) days before the end of the term of this Lease or within five (5) days after sooner termination, thereof, whether Landlord desires to have the Premises, or any part or parts thereof, restored to their condition as of the commencement of this Lease. Landlord may elect, by notice to Tenant to require Tenant to remove any alterations that Tenant has made to the Premises and to restore the Premises as hereafter provided. If Landlord so elects, Tenant shall, at its sole expense, upon expiration of the Lease term or within twenty
(20) days after any sooner termination thereof, remove such alterations, repair any damage occasioned thereby, and restore the Premises to the condition existing as of the Commencement Date, subject to normal wear and tear. The obligations of Tenant set forth in this paragraph shall survive the termination of this Lease. Tenant's trade fixtures, furniture, equipment and other personal property installed in the Premises shall at all times be Tenant's property, and Tenant may remove any or all of such property from the Premises at any time and from time to time provided that Tenant repairs all damage caused by such removal. Landlord shall have no lien or other interest whatsoever in any item of such property, and Landlord waives all such liens and interest. Within ten (10) days following Tenant's request from time to time, Landlord shall execute documents in form reasonably acceptable to Tenant to evidence Landlord's waiver of any right, title, lien or interest in any of such property and giving any lenders holding a security interest or lien on such property reasonable rights of access to the Premises to remove such property, provided that such lenders repair all damage caused by such removal.

         8. Mechanics' Liens. Tenant shall keep the Premises and the Property free from any liens. If any claim of lien is recorded, Tenant shall bond against or discharge the same within ten (10) days after the same has been recorded against the Premises or the Property. Tenant shall give Landlord notice of the date of commencement of any work in the Premises not less than ten (10) days prior thereto, and Landlord shall have the right to post notices of non-responsibility or similar notices in or on the Premises in connection therewith.

         9. Utilities and Services. Tenant shall pay all charges for water, gas, electricity, telephone, central station monitor, refuse pickup, janitorial services, and all other utilities and services supplied or furnished to the Premises during the term of this Lease, together with any taxes thereon. Said utilities may be supplied to Tenant in common with any other tenant(s) in the Building, or at Landlord's option, be separately metered. If separately metered, or if the Premises consist of the entire building Tenant shall pay all such charges directly to the charging authority when due. If not separately metered, Tenant shall pay its allocable portion based upon the ratio between the Premises Gross Leasable Area and the total gross leasable square feet of space served by the common utility. However, if Landlord determines that Tenant is using a disproportionate amount of any utility service not separately metered, then Landlord may either install a separate meter to measure the utility service, at Tenant's cost, or charge Tenant a sum equal to Landlord's reasonable estimate of the cost of Tenant's excess use of such utility service. Tenant shall reimburse Landlord on a monthly basis for Landlord's actual cost in furnishing utilities and services to the Premises within ten (10) days after Tenant receives an invoice from Landlord and in no event shall Landlord be liable to Tenant for any such failure or interruption unless caused by the misconduct of Landlord. No failure or interruption of any such utilities or services shall entitle Tenant to terminate this Lease or to withhold rent or other sums due hereunder and unless otherwise specifically provided herein. Landlord shall not be responsible for providing security guards or other security protection for all or any portion of the Premises or the Property, and Tenant shall at its own expense provide or obtain such security services as Tenant shall desire to ensure the safety of the Premises and the Property.

         10. Indemnity. Tenant hereby indemnifies Landlord and holds Landlord harmless from and against any and all claims for damage, loss, expense or liability due to, but not limited to, bodily injury, including death resulting at any time therefrom, and/or property damage, now or hereafter arising from any act, work or things done, or any omission to act, in or about the Premises, by Tenant or by any of Tenant's agents, employees, contractors, or invitees, or from any breach or default by Tenant in the performance of any obligation on the part of Tenant to be performed under the terms of this Lease, except to the extent such damage, loss, expense or liability is caused by the sole negligence or willful misconduct of Landlord or its employees or agents. Tenant shall also indemnify Landlord from and against all damage, loss, expense (including without limitation, attorneys' fees), and liability incurred or suffered by Landlord in the defense of or arising out of or resulting from any such claim or any action or proceeding brought thereon. In the event any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. The obligations of Tenant contained in this paragraph shall survive the termination of this Lease.

         Notwithstanding the foregoing, Landlord shall not be released or indemnified from, and shall indemnify, defend, protect and hold harmless Tenant from and against, all losses, costs, claims, liabilities, and damages (including reasonable attorneys' fees and expenses) arising from the negligence or willful misconduct of Landlord or its agents, contractors, or invitees in the performance of Landlord's obligations under the terms of this lease.

         11. Waiver of Claims. Tenant hereby waives any claims against Landlord for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, or for injury or death of Tenant's agents, employees, invitees, or any other person in or about the Premises from any cause whatsoever, except to the extent caused by Landlord's negligence or willful misconduct, or that of its employees, agents, or contractors.

         12.  Insurance.

                  12.1 Tenant's Liability Insurance. Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease, a policy of commercial general liability insurance insuring Landlord and Tenant against any liability arising out of the condition, use, occupancy or maintenance of the Premises. Such policy of insurance shall have a combined single limit for both bodily injury and property damage in an amount not less than Three Million Dollars ($3,000,000). The policy shall insure performance by Tenant of the indemnity provisions of Paragraph 10. The limits of said insurance shall not, however, limit the liability of Tenant hereunder. Not more frequently than once each calendar year if, in the reasonable opinion of Landlord, the amount of liability insurance required hereunder is not consistent with reasonably prudent business practices in Alameda County, Tenant shall increase said insurance coverage as reasonably required by Landlord.

                  12.2 Tenant's Property Insurance. Tenant shall, at Tenant's sole expense, obtain and keep in force during the term of this Lease, a policy of fire and extended coverage insurance including a standard "all risk" endorsement, and a sprinkler leakage endorsement (if the Premises shall be sprinklered), insuring the inventory, fixtures, equipment, personal property, and leasehold improvements and alterations of Tenant within the Premises other than the initial Tenant Improvements for the full replacement value thereof, as the same may increase from time to time due to inflation or otherwise. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured and Landlord shall have no interest in the proceeds of such insurance.

                  12.3 Landlord's Liability Insurance. Landlord may maintain a policy or policies of commercial general liability insurance insuring Landlord (and such other entities as may be designated by Landlord) against liability for personal injury, bodily injury or death and damage to property occurring or resulting from an occurrence in, on, or about the Property with a combined single limit of not less than Three Million Dollars ($3,000,000), or such greater coverage as Landlord may from time to time determine is reasonably necessary for its protection.

                  12.4 Property Insurance. Landlord shall obtain and keep in force during the term of this Lease a policy or policies of insurance for the benefit of Landlord and Tenant covering loss or damage to the Building, the Common Areas, and the Outside Areas, for full replacement cost, but excluding coverage of merchandise, fixtures, and equipment, and leasehold improvements of Tenant, which are not considered part of the real estate for insurance purposes, in the amount of the full replacement value thereof, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), including (at Landlord's sole discretion) earthquake (provided that earthquake insurance is available at commercially reasonable rates) boiler and machinery coverage (if applicable) and an inflation endorsement. In addition, Landlord shall obtain and keep in force, during the term of this Lease, a policy of rental loss insurance covering a period of one year, commencing on the date of loss, with proceeds payable to Landlord, which insurance shall also cover all Real Property Taxes, Direct Operating Expenses, insurance premiums, and other sums payable by Tenant to Landlord hereunder for said period. The insurance coverage shall include sprinkler leakage insurance if the Building contains fire sprinklers. All proceeds under such policies of insurance shall be payable to Landlord, and Tenant shall have no interest in or right to such proceeds. The cost of any increase in property insurance coverage specifically caused by Tenant's particular use of the Premises shall be borne by the tenant causing the increase.

                  12.5 Payment Tenant shall pay to Landlord during the term hereof Tenant's Share of the premiums for any insurance obtained by Landlord pursuant to Paragraphs 12.3 and 12.4. Notwithstanding the foregoing, Landlord may obtain liability insurance and property insurance for the Building separately, or together with other buildings and improvements under blanket policies of insurance. In such case Tenant shall be liable for only such portion of the premiums for such blanket policies as are allocable to the Premises, as reasonably determined by the insurer or Landlord. Tenant shall pay such premiums to Landlord within thirty (30) days after receipt by Tenant of a copy of the premium statement or other reasonable evidence of the amount due. If the term of this Lease does not expire concurrently with the expiration of the period covered by such insurance, Tenant's liability for premiums shall be prorated on an annual basis.

                  12.6 Insurance Policies. The insurance required to be obtained by Tenant pursuant to Paragraphs 12.1 and 12.2, and Paragraph 12.4 if Tenant is the insuring party thereunder, shall be primary insurance and (a) shall provide that the insurer shall be liable for the full amount of the loss up to and including the total amount of liability set forth in the declarations without the right of contribution from any other insurance coverage of Landlord, (b) shall be in a form satisfactory to Landlord, and shall be carried with companies acceptable to Landlord, and (d) shall specifically provide that such policies shall not be subject to cancellation, reduction of coverage or other change except after at least thirty (30) days prior written notice to Landlord. The policy or policies, or duly executed certificates for them, together with satisfactory evidence of payment of the premium thereon, shall be deposited with Landlord on or prior to the Commencement Date, and upon each renewal of such policies, which shall be effected not less than, thirty (30) days prior to the expiration date of the term of such coverage. Tenant shall not do or permit to be done anything which shall invalidate any of the insurance policies to be carried by Tenant or Landlord hereunder.

                  12.7 Waiver of Subrogation. Tenant and Landlord each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents and representatives of the other, for loss of or damage to the property of the waiving party or the property of others under its control, where such loss or damage is insured against under any insurance policy carried by Landlord or Tenant and in force at the time of such loss or damage, or required to be insured against hereunder. Tenant and Landlord shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease. All of Landlord's and Tenant's repair and indemnity obligations under this Lease shall be subject to the waiver and release in this Paragraph.

                  12.8 No Limitation of Liability. Landlord makes no representation that the limits of liability specified to be carried by Tenant or Landlord under the terms of this Lease are adequate to protect any party. If Tenant believes that the insurance coverage required under this Lease is insufficient to adequately protect Tenant, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate.

                  12.9 Impounding of Premiums. If Landlord's lender requires Landlord to pay insurance premiums into an impound account on a periodic basis during the term of this Lease, Tenant, upon notice from Landlord indicating this requirement, shall pay a sum of money toward its liabilities under this Paragraph 12 to Landlord on a periodic basis in accordance with the lender's requirements.

         13.  Damage or Destruction.

                  13.1 Partial Damage-Insured. Subject to the provisions of Paragraphs 13.3 and 13.4, if the Premises or the Building, as the case may be, are damaged to the extent of less than seventy-five percent (75%) of the then replacement value thereof (excluding excavations and foundations with respect to the Building), and such damage was caused by an act or casualty covered under an insurance policy required to be maintained pursuant to Paragraph 12.4, and the proceeds of such insurance received by Landlord are sufficient to repair the damage, Landlord shall at Landlord's expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect.

                  13.2 Partial Damage-Uninsured. Subject to the provisions of Paragraphs 13.3 and 13.4, if at any time during the term hereof the Premises or the Building, as the case may be, are damaged and the proceeds received by Landlord are not sufficient to repair such damage, or such damage was caused by an act or casualty not covered under an insurance policy required to be maintained by Landlord pursuant to Paragraph 12.4, Landlord may at Landlord's option either (a) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (b) give written notice of termination of this Lease to Tenant within thirty (30) days after the date of the occurrence of such damage, with the effective date of such termination to be the date of the occurrence of such damage. In the event Landlord gives such notice of termination of this Lease, Tenant shall have the right, within ten (10) days after receipt of such notice, to agree in writing on a basis satisfactory to Landlord to pay for the entire cost of repairing such damage less only the amount of insurance proceeds, if any, received by Landlord, in which event the notice of termination shall be ineffective and this Lease shall continue in full force and effect, and Landlord shall proceed to make such repairs as soon as reasonably possible. If Tenant does not give such notice within such ten (10) day period this Lease shall be terminated pursuant to such notice of termination by Landlord.

                  13.3 Partial Damage-Uninsured. If at any time during the term hereof either the Premises or the Building is destroyed to the extent of seventy-five percent (75%) or more of the then replacement value thereof (excluding excavations and foundations with respect to the Building), from any cause wether or not covered by the insurance maintained pursuant to Paragraph 12.4, this Lease shall at the option of Landlord terminate as of the date of such destruction. Landlord shall exercise its right to terminate this Lease by delivery of notice of termination to Tenant within thirty (30) days after the date that Tenant notifies Landlord of the occurrence of such damage. In the event Landlord does not elect to terminate this Lease, Landlord shall at Landlord's expense repair such damage as soon as reasonably possible, and this Lease shall continue in full force and effect.

                  13.4 Damage Near End of Term. If the Premises are destroyed or damaged in whole or in part during the last six (6) months of the term of this Lease, Landlord may at Landlord's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord's selection to do so within thirty (30) days after the date of occurrence of such damage.

                  13.5 Abatement of Rent. Notwithstanding anything to the contrary contained in Paragraph 13.3 or elsewhere in this Lease, if the Premises are partially damaged and Landlord repairs or restores them pursuant to the provisions of this Paragraph 13, the rent, including Tenant's Share of Direct Operating Expenses, Real Property Taxes, and insurance premiums, payable hereunder for the period commencing on the occurrence of such damage and ending upon completion of such repair or restoration shall be abated in proportion to the extent to which Tenant's use of the Premises is impaired during the period of repair; provided that, nothing herein shall be construed to preclude Landlord from being entitled to collect the full amount of any rental loss insurance proceeds Except for abatement of rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration.

                  13.6 Waiver. Tenant waives the provisions of California Civil Code Sections 1932(2) and 1933(4), and any similar or successor statutes relating to termination of leases when the thing leased is substantially or entirely destroyed, and agrees that any such occurrence shall instead be governed by the terms of this Lease.

                  13.7 Tenant's Property. Landlord's obligation to rebuild or restore shall not include restoration of Tenant's trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the Premises (but shall include the initial Tenant Improvements).

                  13.8 Notice of Damage. Tenant shall notify Landlord within five (5) days after the occurrence thereof of any damage to all or any portion of the Premises. Landlord's obligation to repair or restore the Premises pursuant to this Paragraph 13 shall commence after Landlord's receipt of notice from Tenant of the nature and scope of any damage to the Premises, and a reasonable period of time to collect insurance proceeds arising from such damage (unless such damage is clearly not covered by insurance then in effect covering the Premises).

                  13.9 Replacement Cost. The determination in good faith by Landlord of the estimated cost of repair of any damage, or of the replacement cost, shall be conclusive for purposes of this Paragraph 13.

                  13.10 Tenant Termination Right: Notwithstanding anything in this Lease to the contrary, if the Premises or any portion of the Building is damaged by any casualty whatsoever, then Tenant shall have the option to terminate this Lease if the Premises cannot reasonably be, or are not in fact, fully restored by Landlord to their prior condition within one hundred eighty (180) days after the date of such damage.

         14.  Condemnation.

                  14.1 Partial Taking. If the floor area of the Premises is taken for any public or quasi-public use, under any statute or right of eminent domain (collectively a "taking"), this Lease shall, as to the part so taken, terminate as of the date the condemnor or purchaser takes possession of the property being taken, and the rent payable hereunder shall be reduced in the same proportion that the floor area of the portion of the Premises so taken bears to the original floor area of the Premises. Landlord shall, at its own cost and expense, make all necessary alterations to the Premises in order to make the portion of the Premises not taken a complete architectural unit. Such work shall not, however, exceed the scope of the work done by Landlord in originally constructing the Premises. Each party hereto waives the provisions of California Code of Civil Procedure Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

                  14.2 Total Taking. If more than fifty percent (50%) of the floor area of the Premises is taken, then any such taking shall be treated as a total taking, and this Lease shall terminate upon the date possession shall be taken by the condemning authority.

                  14.3 Distribution of Award. If a part or all of the Premises is taken, all compensation awarded upon such taking shall belong to and be paid to Landlord, except that Tenant shall receive from the award a sum attributable to Tenant's movable property or trade fixtures on the Premises which Tenant has the right to remove from the Premises pursuant to the provisions of this Lease, but elects not to remove; or, if Tenant elects to remove any such property or trade fixtures, Tenant shall receive a sum for reasonable removal and relocation costs not to exceed the market value thereof on the date possession of the Premises is taken,

                  14.4 Sale Under Threat of Condemnation. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for purposes of this Paragraph 14.

         15. Assignment and Subletting. Tenant shall not assign this Lease, or any interest therein, voluntarily or involuntarily, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the agents and servants of Tenant excepted) to occupy or use the Premises, or any portion thereof, without the prior written consent of Landlord in each instance pursuant to the terms and conditions set forth below, which consent shall not unreasonably be withheld. Neither the use by, or the subletting to, any subsidiary or parent company of Tenant of all or any portion of the Premises shall be deemed an Assignment or Sublease under this Lease.

                  15.1 Documentation. Prior to any assignment or sublease which Tenant desires to make, Tenant shall provide to Landlord the name and address of the proposed assignee or sublessee, and true and complete copies of all documents relating to Tenant's prospective agreement to assign or sublease, and shall specify all consideration to be received by Tenant for such assignment or sublease in the form of lump sum payments, installments of rent, or otherwise. For purposes of this Paragraph 15, the term "consideration" shall include, without limitation, all monies or other consideration of any kind, including but not limited to, bonus money, and payments (in excess of book value thereof) for Tenant's assets, fixtures, inventory, accounts, good will, equipment, furniture, general intangibles, and capital stock or other equity ownership of Tenant. Within thirty (30) days after the receipt of such documentation and other information, Landlord shall either (a) consent in writing to the proposed assignment or sublease subject to the terms and conditions hereinafter set forth, or (b) notify Tenant in writing that Landlord refuses such consent, specifying reasonable grounds for such refusal.

                  15.2 Terms and Conditions. As a condition to Landlord's granting its consent to any assignment or sublease, (a) Landlord may require that Tenant pay to Landlord, after first deducting the costs associated with the sublease, as and when received by Tenant, all of the amount of any excess of such consideration, to be received by Tenant in connection with said assignment or sublease over and above the rental amount fixed by this Lease and payable by Tenant to Landlord, and after deducting brokerage commissions and tenant improvement costs payable by Tenant in connection with such transfer and (b) Tenant and the proposed assignee or sublessee must demonstrate to Landlord's reasonable satisfaction that the assignee or sublessee is financially responsible and proposes to use the Premises for the permitted use or a use which is otherwise satisfactory to Landlord, and which is not injurious to the Premises. Each assignment or sublease agreement to which Landlord has consented shall be an instrument in writing in form reasonably satisfactory to Landlord, and shall be executed by both Tenant and the assignee or sublessee, as the case may be. Each such assignment or sublease agreement shall recite that it is and shall be subject and subordinate to the provisions of this Lease, that the assignee or sublessee accepts such assignment or sublease and agrees to perform all of the obligations of Tenant hereunder (to the extent such obligations relate to the portion of the Premises assigned or subleased), and that the termination of this Lease shall, at Landlord's sole election, constitute a termination of every such assignment or sublease. In the event Landlord shall consent to an assignment or sublease, Tenant shall nonetheless remain primarily liable for all obligations and liabilities of Tenant under this Lease, including but not limited to the payment of rent. Tenant agrees to reimburse Landlord upon demand for reasonable attorneys' fees incurred by Landlord in connection with the negotiation, review, and documentation of any such requested assignment or sublease. Tenant hereby stipulates that the foregoing terms and conditions are reasonable.

                  15.3 Partnership. If Tenant is a partnership, a transfer, voluntary or involuntary, of all or any part of an interest in the partnership, or the dissolution of the partnership, shall be deemed an assignment requiring Landlord's prior written consent.

                  15.4 Corporation. If Tenant is a corporation, any dissolution, merger, consolidation, or other reorganization of Tenant, or the transfer, either all at once or in a series of transfers, of a controlling percentage of the capital stock of Tenant, or the sale, or series of sales within any one (1) year period, of all or substantially all of Tenant's assets located in, on, or about the Premises, shall be deemed an assignment. The phrase "controlling percentage" means the ownership of, and the right to vote, stock possessing at least fifty-one percent (51%) of the total combined voting power of all classes of Tenant's capital stock issued, outstanding, and entitled to vote for the election of directors. The provisions of this paragraph shall not apply to Tenant if Tenant is a corporation the stock of which is listed on a national securities exchange (as this term is used in the Securities Exchange Act of 1934, as amended) or is publicly traded on the over-the-counter market and prices therefor are published daily on business days in a recognized financial journal. The provisions of this paragraph shall not apply to Tenant if Tenant provides Landlord with sufficient written confirmation and assurances of (I) the continuation of Tenant's lease obligations and (ii) no materially adverse change in Tenant's financial condition, subsequent to any change in ownership of Tenant as provided in this paragraph

                   15.5 Landlord's Remedies. Any assignment or sublease without Landlord's prior written consent shall at Landlord's election be void, and shall constitute a default. The consent by Landlord to any assignment or sublease shall not constitute a waiver of the provisions of this Paragraph 15, including the requirement of Landlord's prior written consent, with respect to any subsequent assignment or sublease. If Tenant shall purport to assign this Lease or sublease all or any portion of the Premises, or permit any person or persons other than Tenant to occupy the Premises, without Landlord's prior written consent, Landlord may collect rent from the person or persons then or thereafter occupying the Premises and apply the net amount collected to the rent reserved herein, but no such collection shall be deemed a waiver of Landlord's rights and remedies under this Paragraph 15 or the acceptance of any such purported assignee, sublessee or occupant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.

                  15.6 Encumbrances, Licenses and Concession Agreements. Tenant shall not encumber its interest under this lease or any rights of Tenant hereunder, or enter into any license or concession agreement respecting all or any portion of the Premises, without Landlord's prior written consent which consent shall not unreasonably be withheld subject to the terms and conditions referred to in Paragraph 15.2 above, and Tenant's granting of any such encumbrance, license, or concession agreement shall constitute an assignment for purposes of this Paragraph 15.

         16.  Default by Tenant.

                  16.1 Event of Default. The occurrence of any one or more of the following events (an "Event of Default"), shall constitute a default and breach of this Lease by Tenant:

                           (a) The failure by Tenant to make any payment of rent
or any other payment required to be made by Tenant hereunder, as and when due, and such failure shall not have been cured within three (3) days after written notice thereof from Landlord;

                           (b)  Tenant's  failure  to  perform  any other  term,
covenant or condition contained in this Lease and such failure shall have continued for thirty (30) days after written notice of such failure is given to Tenant; provided that, where such failure cannot reasonably be cured within said thirty (30) day period, Tenant shall not be in default if Tenant commences such cure within said thirty (30) day period, and thereafter diligently continues to pursue all reasonable efforts to complete said cure until completion thereof;

                           (c) Tenant's abandonment of the Premises.

                           (d) Tenant's assignment of its assets for the benefit
of its creditors other than in the ordinary course of business;

                           (e) The sequestration of, attachment of, or execution
on, any substantial part of the property of Tenant or on any property essential to the conduct of Tenant's business on the Premises, and Tenant shall have failed to obtain a return or release on such property within sixty (60) days thereafter, or prior to sale pursuant to such sequestration, attachment or execution, whichever is earlier;

                           (f) An  entry  of any of the  following  orders  by a
court having jurisdiction, and such order shall have continued for a period of sixty (60) days: (1) an order for relief in any proceeding under Title 11 of the United States Code, or an order adjudicating Tenant to be bankrupt or insolvent;
(2) an order appointing a receiver, trustee or assignee of Tenant's property in bankruptcy or any other proceeding; or (3) an order directing the winding up or liquidation of Tenant; or

                           (g) The  filing of a  petition  to  commence  against
Tenant an involuntary proceeding under Title 11 of the United States Code, and Tenant shall fail to cause such petition to be dismissed within sixty (60) days thereafter.

                  16.2 Remedies. Upon any Event of Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or equity:

                           (a) Landlord  shall be entitled to keep this Lease in
full force and effect for so long as Landlord does not terminate Tenant's right to possession (whether or not Tenant shall have abandoned the Premises) and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover rent and other sums as they become due under this Lease, plus interest at the lower of five percent (5%) per annum plus the discount rate of the Federal Reserve Bank of San Francisco, or the highest rate then allowed by law, from the due date of each installment of rent or other sum until paid; or

                           (b) Landlord  may  terminate  the  Tenant's  right to
possession by giving Tenant written notice of termination. On the giving of the notice, this Lease and all of Tenant's rights in the Premises shall terminate. Any termination under this paragraph shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or rent previously accrued or then accruing against Tenant.

                           In the event this  Lease is  terminated  pursuant  to
this Paragraph 16.2(b), Landlord may recover from Tenant:

                                    (1) the  worth  at the  time of award of the
unpaid rent which had been earned at the time of termination; plus

                                    (2) the  worth  at the  time of award of the
amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss for the same period that Tenant proves could have been reasonably avoided; plus

                                    (3) the  worth  at the  time of award of the
amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; plus

                                    (4) any other amount necessary to compensate
Landlord for all the detriment approximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom.

                           The  "worth  at the  time of  award"  of the  amounts
referred to in Subparagraphs (1) and (2) of this Paragraph 16.2(b) shall be computed by allowing interest at the lower of five percent (5%) per annum plus the discount rate of the Federal Reserve Bank of San Francisco, or the maximum rate then permitted by law. The "worth at the time of award" of the amount referred to in Subparagraph (3) of this paragraph shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus five percent (5%). The term, "rent" as used in this paragraph shall include all sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease.

                           (c) This  Lease  may  be  terminated  by  a  judgment
specifically providing for termination, or by Landlord's delivery to Tenant of written notice specifically terminating this Lease. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this Lease or a waiver of Landlord's right to recover damages under this Paragraph 16:

                                    (1)  appointment  of a receiver  in order to
protect Landlord's interest hereunder;

                                    (2)  consent  to  any   subletting   of  the
Premises or assignment of this Lease by Tenant, whether pursuant to provisions hereof concerning subletting and assignment or otherwise; or

                                    (3)  any  other   action  by   Landlord   or
Landlord's agents intended to mitigate the adverse effects of any breach of this Lease by Tenant, including without limitation any action taken to maintain and preserve the Premises, or any action taken to relet the Premises or any portion thereof for the account of Tenant and in the name of Tenant.

                  16.3 No Relief From Forfeiture After Default. Tenant waives all rights of redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, and under any other present or future law, in the event Tenant is evicted or Landlord otherwise lawfully takes possession of the Premises by reason of any Event of Default.

                  16.4 Landlord's Right to Perform Tenant's Obligations. If Tenant shall at any time fail to make any payment or perform any other act required to be made or performed by Tenant under this Lease within the time periods provided herein, then Landlord may, but shall not be obligated to, make such payment or perform such other act to the extent Landlord may deem desirable, and may, in connection therewith, pay any and all expenses incidental thereto and employ counsel. No such action by Landlord shall be deemed a waiver by Landlord of any rights or remedies Landlord may have as a result of such failure by Tenant, or a release of Tenant from performance of such obligation. All sums so paid by Landlord, including without limitation all penalties, interest and costs in connection therewith, shall be due and payable by Tenant to Landlord on the day immediately following any such payment by Landlord. Landlord shall have the same rights and remedies for the nonpayment of any such sums as Landlord may be entitled to in the case of default by Tenant in the payment of rent.

                  16.5 Interest on Past Due Obligations. Any amount due to Landlord hereunder not paid when due shall bear interest at the lower of five percent (5%) per annum plus the discount rate of the Federal Reserve Bank of San Francisco, or the highest rate then allowed by law, from the date due until paid in full. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

                  16.6 Additional Rent. All sums payable by Tenant to Landlord or to third parties under this Lease in addition to such sums payable pursuant to Paragraph 3 hereof shall be payable as additional sums of rent. For purposes of any unlawful detainer action by Landlord against Tenant pursuant to California Code of Civil Procedure Sections 1161-1174, or any similar or successor statutes, Landlord shall be entitled to recover as rent not only such sums specified in Paragraph 3 as may then be overdue, but also all such additional sums of rent as may then be overdue.

                  16.7 Remedies Not Exclusive. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies herein provided or permitted at law or in equity.

         17.  Default by Landlord.

                  17.1 Cure Period. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within the period of time specifically provided herein, or if no period of time has been provided, then within fifteen (15) days after receipt of written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than fifteen (15) days are reasonably required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such fifteen (15) day period and thereafter diligently prosecute the same to completion.

                  17.2 Mortgagee Protection. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage encumbering the Premises whose address shall have been furnished to Tenant, and before Tenant shall have any right to terminate this Lease, Tenant shall grant such beneficiary or mortgagee a reasonable period within which to cure the default, if such action is necessary to effect a cure.

         18. Advertisements and Signs. Tenant shall not place or permit to be placed any sign, display, advertisement, or decoration (collectively "sign") on the exterior of the Building or elsewhere on the Property without the prior written consent of Landlord as to the color, size, style, character, content, and location of each such sign. Tenant shall at its sole expense comply with all codes, ordinances, regulations, and other requirements of applicable governmental authority relating to any sign Tenant places on or about the Premises. Upon termination of this Lease, Tenant shall remove all signs which it has placed on or about the Property, and shall repair any damage caused by the installation or removal of each such sign. Landlord shall not unreasonably withhold, condition or delay its approval of any Tenant signage. Tenant shall have the right to Tenant's share of all monument and building signage associated with the Building.

         19. Entry by Landlord. Landlord and its agents shall be entitled to enter into and upon the Premises at all reasonable times, upon reasonable notice (except in the case of an emergency, in which event no notice shall be required), for purposes of inspecting or making repairs, alterations or additions to all or any portion thereof, or any other part of the Building (if the Premises comprise only a portion of the Building), including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, or for the purpose of posting notices of non-responsibility for alterations, additions, or repairs, and during the one hundred eighty (180) day period prior to the expiration of this Lease, to place upon the Premises any usual or ordinary "for lease" signs and exhibit the Premises to prospective tenants at reasonable hours, all without any abatement of rent and without liability to Tenant for any injury or inconvenience to or interference with Tenant's business, quiet enjoyment of the Premises, or any other loss occasioned thereby. Landlord's rights of entry as set forth in this paragraph shall be subject to the reasonable security regulations of Tenant. During any entry within Tenant's business hours, Landlord shall act in a manner designed to minimize interference with Tenant's business activities on the Premises.

         20.  Subordination and Attornment.

                  20.1 Subordination. Tenant agrees that this Lease may, at the option of Landlord, be subject and subordinate to any mortgage, deed of trust, or other instrument of security now of record or which is recorded after the date of this Lease affecting all or any portion of the Premises, and such subordination is hereby made effective without any further act of Tenant. Tenant shall execute and return to Landlord any documents reasonably required by the lender to accomplish the purposes of this paragraph, within seven (7) days after delivery thereof to Tenant and the failure of Tenant to execute and return any such instrument shall constitute a default hereunder. Notwithstanding the foregoing, the subordination of Tenant's rights and interests under this Lease to any mortgage or deed of trust shall be contingent upon Tenant's having received from any such mortgagee or beneficiary of any deed of trust a written recognition agreement in form reasonably satisfactory to Tenant providing that Tenant's rights and interest shall not be disturbed in the event of any foreclosure of any such mortgage or deed of trust and confirming that Tenant shall receive all of the rights and services provided for under this Lease. Prior to the Commencement Date, Landlord shall obtain and deliver to Tenant such a recognition and non-disturbance agreement in a form reasonably acceptable to Tenant from each mortgagee or beneficiary of any deed of trust then encumbering the Building.

                  20.2 Attornment. Tenant shall attorn to any third party purchasing or otherwise acquiring the Premises at any sale or other proceeding, or pursuant to the exercise of any rights, powers or remedies under any mortgages or deeds of trust or ground leases now or hereafter encumbering all or any part of the Premises, as if such third party had been named as Landlord under this Lease.

         21. Estoppel Certificates and Financial Statements. Tenant shall within seven (7) days following request by Landlord: (a) execute and deliver to Landlord any documents, including estoppel certificates, in the form presented to Tenant by Landlord (1) certifying that this Lease has not been modified or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect; (2) stating the date to which the rent and other charges are paid in advance, if at all; (3) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or if there are uncured defaults on the part of Landlord, stating the nature of such uncured defaults; and (4) evidencing the status of this Lease as may be required either by a lender making a loan to Landlord to be secured by a deed of trust or mortgage encumbering the Premises or a purchaser of the Premises from Landlord; and (b), deliver to Landlord the readily available current financial statements of Tenant with an opinion of a certified public accountant, if available, including a balance sheet and profit and loss statement for the then current fiscal year, and the two (2) immediately prior fiscal years (if available), all prepared in accordance with generally accepted accounting principles consistently applied. Tenant's failure to deliver any such documents, including an estoppel certificate, or any such financial statements within fourteen (14) days following such request shall be an Event of Default under this Lease.

         22. Notices. Any notice, approval, request, demand, or consent (collectively "notice") required or desired to be given under this Lease shall be in writing and shall be personally served, delivered by United States mail, registered or certified, postage prepaid, delivered by other courier service, sent by tele fax or e-mail followed by delivery via mail, and addressed to the party to be served at the last address given by that party to the other party under the provisions of this paragraph. At the date of execution of this Lease, the addresses of Landlord and Tenant are as set forth above in the preamble to this Lease. Any notice delivered by mail pursuant to this paragraph shall be deemed to have been delivered three (3) business days after the posted date of mailing. All other notices shall be deemed delivered upon actual receipt by the addressee.

         23. Waiver. The waiver by either party of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition for any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No term, covenant or condition shall be deemed to have been waived by either party unless such waiver is in writing and signed by the party making such waiver.

         24. No Accord and Satisfaction. No payment by Tenant, or receipt by Landlord, of an amount which is less than the full amount of rent and all other sums payable by Tenant hereunder at such time shall be deemed to be other than on account of (a) the earliest of such other sums due and payable, and thereafter (b) to the earliest rent due and payable hereunder. No endorsement or statement on any check or any letter accompanying any payment of rent or such other sums shall be deemed an accord and satisfaction, and Landlord may accept any such check or payment without prejudice to Landlord's right to receive payment of the balance of such rent and/or other sums, or Landlord's right to pursue any remedies to which Landlord may be entitled to recover such balance.

         25. Attorneys' Fees. If any action or proceeding at law or in equity, or an arbitration proceeding

(collectively an "action"), shall be brought to recover any rent under this Lease, or for or on account of any breach of or to enforce or interpret any of the terms, covenants, or conditions of this Lease, or for the recovery of possession of the Premises, the prevailing party shall be entitled to recover from the other party as a part of such action, or in a separate action brought for that purpose, its reasonable attorneys' fees and costs and expenses incurred in connection with the prosecution or defense of such action. "Prevailing Party" within the meaning of this paragraph shall include, without limitation, a party who brings an action against the other after the other is in breach or default, if such action is dismissed upon the other's payment of the sums allegedly due for performance of the covenants allegedly breached, or if the party commencing such action or proceeding obtains substantially the relief sought by it in such action, whether or not, such action proceeds to a final judgment or determination.

         26. Surrender. Tenant shall, upon expiration or sooner termination of this Lease, surrender the Premises to Landlord in the same condition as existed on the date Tenant originally took possession thereof (reasonable wear and tear, acts of God, casualties, condemnation, Hazardous Materials (other than those released or emitted by Tenant), and alterations and improvements which Tenant is not required to remove at the termination of this Lease, and damage due to causes beyond the reasonable control of Tenant excepted) with all interior walls cleaned, all interior painted surfaces repainted in the original color, if necessary, all holes in walls repaired, all carpets shampooed and cleaned, all HVAC equipment servicing only the Premises in operating order and in good repair, and all floors cleaned and waxed, all to the reasonable satisfaction of Landlord. Tenant shall at such time also surrender to Landlord such alterations (to the Premises) as Landlord does not require Tenant to remove in accordance with Paragraph 7.6 above. Tenant, on or before the expiration or sooner termination of this Lease, shall remove all of its personal property and trade fixtures from the Premises and all property so removed shall be deemed abandoned by Tenant. Tenant shall be liable to Landlord for costs of removal of any such abandoned trade fixtures or equipment of Tenant, or of any alterations Tenant fails to remove if so required by Landlord, together with the cost of returning the Premises to its condition as of the date Tenant originally took possession thereof, and the transportation and storage costs of such items. If the Premises are not so surrendered at the expiration or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including without limitation, any claims made by any succeeding tenant founded on such delay, losses to Landlord due to lost opportunities to lease to succeeding tenants, and attorneys' fees and costs. All keys to the Premises or any part thereof shall be surrendered to Landlord upon expiration or sooner termination of the Lease term.

         27. Holding Over. This Lease shall terminate without further notice at the expiration of the Lease term. Any holding over by Tenant after expiration shall not constitute a renewal or extension of the Lease term or give Tenant any rights in or to the Premises unless otherwise expressly provided in this Lease. Any holding over after the expiration with the express written consent of Landlord shall be construed to be a tenancy from month to month, at one hundred fifty percent (150%) of the monthly Base Rent for the last month of the Lease term, and shall otherwise be on the terms and conditions herein specified insofar as applicable, unless otherwise mutually agreed in writing by the parties.

         28. Transfer of Premises by Landlord. The term "Landlord" as used in this Lease, so far as the covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner at the time in question of the fee title to the Premises. In the event of any transfer of such fee title, the Landlord herein named (and in case of any subsequent transfer or conveyances, the then grantor) shall after the date of such transfer or conveyance be automatically freed and relieved of all liability with respect to performance of any obligations on the part of Landlord contained in this Lease thereafter to be performed; provided, that any funds in the hands of Landlord or the then grantor at the time of such transfer in which Tenant has an interest, shall be turned over to the grantee. The covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding upon each Landlord hereunder only during his or its respective period of ownership.

         29. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, or any controversy arising out of the same transaction, occurrence or series of transactions or occurrences, related to the subject of this Agreement, whether in tort or contract and whether in law or in equity, shall be settled in arbitration in accordance with the Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Notice of demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association within three (3) years from the expiration of this Agreement. However, in the event that a claim is within the jurisdiction of the Small Claims Court, then the party claiming that amount may proceed in the Small Claims Court rather than arbitration

         30.  General Provisions.

                  30.1 Entire Agreement. This instrument, together with the exhibits attached hereto, contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any manner other than by an agreement in writing signed by all of the parties hereto or their respective successors in interest. Any executed copy of this Lease shall be deemed an original for all purposes.

                  30.2 Time. Time is of the essence with respect to the performance of each and every provision of this Lease in which time of performance is a factor. All references to days contained in this Lease shall be deemed to mean calendar days unless otherwise specifically stated.

                  30.3 Captions. The captions and headings of the numbered paragraphs of this Lease are inserted solely for the convenience of the parties hereto, and are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

                  30.4 California Law. This Lease shall be construed and interpreted in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant, and without reference to which party prepared this Lease.

                  30.5 Gender, Singular and Plural. When required by the context of this Lease, the neuter includes the masculine, the feminine, a partnership, a corporation, or a joint venture, and the singular shall include the plural.

                  30.6 Partial Invalidity. If any provision of this Lease is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions hereof shall nonetheless continue in full force and effect and shall in no way be affected, impaired, or invalidated thereby.

                  30.7 No Warranties. Any agreements, warranties or representations not expressly contained herein shall not bind either Landlord or Tenant, and Landlord and Tenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not expressly contained in this Lease.

                  30.8 Joint and Several Liability. If Tenant is more than one person or entity, each such person or entity shall be jointly and severally liable for the obligations of Tenant hereunder.

                  30.9 Binding on Successors. The covenants and conditions herein contained, subject to the provisions as to assignment, shall apply to and be binding upon the parties hereto and their respective heirs, executors, administrator, assigns, and other successors in interest.

                  30.10 Authority. The parties hereby represent and warrant that they have all necessary power and authority to execute and deliver this Lease on behalf of Landlord and Tenant, respectively.

                  30.11 Memorandum of Lease. Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the prior written consent of the other

                  30.12 Merger. The voluntary or other surrender of this Lease, or a mutual cancellation thereof, shall not work an automatic merger, but shall, at the sole option of Landlord, either terminate all or any existing subleases or subtenancies, or operate as an assignment to Landlord of any or all of such subleases or subtenancies.

                  30.13 Force Majeure. Any prevention of or delay in the performance by a party hereto of its obligations under this Lease caused by inclement weather, labor disputes (including strikes and lockouts), inability to obtain materials or reasonable substitutes therefor, governmental restrictions, regulations, controls, action or inaction, civil commotion, fire or other causes beyond the reasonable control of the party obligated to perform (except financial inability), shall excuse the performance by such party of its obligations hereunder (except the obligation of Tenant to pay rent and other sums hereunder) for a period of one day for each such day of delay.

                  30.14 Brokers. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than Mark Dowling, Bruce Horton and Rick Steffens of Grubb & Ellis. Landlord and Tenant agree to hold the other harmless from and indemnify the other against any claim or demand for commission, finder's fee, or other compensation by any other broker, based upon their respective acts.

                  30.14 Signage. Tenant shall be allowed signage at the Property in accordance with the CC&R's and City of Livermore sign ordinance. In addition, Tenant shall be allowed to the change the name of the street from triad Drive to Adept Drive or other suitable alternative. All signage, and costs related to the street name change, will be a Tenant's expense.

                  30.15 Backup Generator. Tenant, at its cost, shall have the right to install, in a mutually acceptable location, a backup generator, with Landlord's consent, which shall not be unreasonably withheld. There will be no charge to Tenant for the placement of the generator. In the event CCI Triad leaves behind the existing backup generator, Tenant shall have the right to use it free of charge.

                  30.16 Roof Right. Tenant shall retain the right, during the lease term and extensions, to place HVAC equipment and rooftop antenna and satellites on the roof for Tenant's own use. There will be no additional charge to Tenant associated with rooftop equipment. Tenant will be responsible for the cost of all rooftop equipment installation, maintenance and any associated repairs which are the result of the installation.

                  30.17 Parking. Throughout the lease term and extensions, Tenant shall have the right to parking spaces at a ratio of 3.2 spaces for each 1,000 square feet leased.

                  30.18 Electrical Systems. Tenant shall have the right to exclusively use the existing electrical and power systems servicing each building upon occupancy. In the event CCI Triad leaves behind the existing Uninterrupted Power Service (U.P.S.) units servicing the Premises, Tenant shall have the right to use them free of charge.

                  30.19 Additional Paragraphs. Paragraph 1 through 2, as set forth in the attached Addendum as well as Exhibits A and B are added hereto and made a part of this Lease.

                  30.20 Whenever this Lease requires the approval, consent, designation, determination, selection or judgment by either Landlord or Tenant, such approval, consent, designation, determination, selection or judgment and conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed and, in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

                  30.21 Reasonable Expenditures. Any expenditure by a party permitted or required under this Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party or its representatives during normal business hours.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the dates specified below immediately adjacent to their respective signatures. Delivery of this Lease to Landlord, duly executed by Tenant, constitutes an offer by Tenant to lease the Premises as herein set forth, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the Premises for the benefit of Tenant. This Lease shall only become effective and binding upon execution of this Lease by Landlord and delivery of a signed copy to Tenant.

LANDLORD

TRI-VALLEY CAMPUS I, LLC



         By:      Tri-Valley Technology Park, LLC, a Delaware

                  limited liability company



         By:               Tri-Valley Managers, LLC

                           a Delaware limited liability company

                            its sole managing member

         By:               The Kontrabecki Group

                            a California corporation,

                           its managing member


                           By: /s/J.T. Kontrabecki
                              -----------------------
                           Its: President                  Date:  10/31/00
                               ----------------------           ----------------

TENANT

ADEPT TECHNOLOGY, INC.



By: /s/ Brian R. Carlisle                 Date:      10/23/2000
   ----------------------------------           ----------------------

Its: CEO
     --------------------------------

                                   EXHIBIT "A"

                               EXPANSION PREMISES

                                   EXHIBIT "A"

                                    PREMISES

                                   EXHIBIT "A"

                                INITIAL PREMISES

                                   EXHIBIT "B"


                             PREMISES LEASED AS-IS.

                                   EXHIBIT "C"

                     COVENANTS, CONDITIONS, AND RESTRICTIONS

                                   EXHIBIT "D"

                              RULES AND REGULATIONS

                                   ADDENDUM TO
                           TRI-VALLEY TECHNOLOGY PARK
                              INDUSTRIAL-R&D LEASE

         The Addendum is executed by and between Tri-Valley Campus I LLC, a Delaware limited liability company, as Landlord, and Adept Technology, Inc., a California Corporation, as Tenant, with respect to those certain Premises commonly known as 3011, 3055 and 3077 Triad Drive. This Addendum is an integral part of the lease to which it is attached; provided, the provisions of this Addendum supersede the provisions of the lease to the extent inconsistent therewith.

         1.       Option to Extend.

                  1.1 Option. At the expiration of both the original term and the first extension term hereof, Tenant may extend the term of this Lease for an additional period of five (5) years commencing immediately following the Expiration Date of the original term or the first extension term (the "Extended Term"). Tenant shall exercise the option, if at all, by giving Landlord notice of Tenant's intention to do so at least three hundred sixty (360) days prior to the Expiration Date. In no event shall any purported exercise of such option by Tenant be effective if (i) an Event of Default (as defined in Paragraph 16.1) exists at the time of such exercise or at the time the Extended Term would otherwise have commenced, or (ii) more than three (3) Events of Default have occurred during the Lease term prior to the date the Extended Term would otherwise have commenced. Such Extended Term shall be upon all of the terms and conditions hereof, except that the monthly rental and method of rental adjustment for the Extended Term shall be determined as set forth below. Unless expressly mentioned and approved in the written consent of Landlord referred to in Paragraph 15 of this Lease, the option rights of Tenant under this paragraph are granted for Tenant's personal benefit and may not be assigned or transferred by Tenant.

                  1.2 Extended Term Rent. As of the commencement of the Extended Term, the monthly Base Rent and the method of rental adjustment (including the timing of adjustments and the basis for calculating the adjustments) for the Extended Term shall be subject to negotiation between Landlord and Tenant, with an effort to determine a fair market rental for the Premises, as improved, and a method of rental adjustment consistent with rental adjustment practices for comparable lease space in the vicinity of the Premises. In the event the parties fail to agree upon the amount of the monthly Base Rent and the method of rental adjustment for the Extended Term prior to commencement thereof, the monthly Base Rent and the method of rental adjustment for the Extended Term shall be determined by appraisal in the manner hereafter set forth; provided, however, that in no event shall the monthly Base Rent for the Extended Term be less than the monthly Base Rent payable hereunder for the last full month of the Lease term immediately preceding commencement of the Extended Term.

                  In the event it becomes necessary under this subparagraph to determine the fair market monthly Base Rent and the method of rental adjustment of the Premises by appraisal, Landlord and Tenant each shall appoint a real estate appraiser who shall be a member of the American Institute of Real Estate Appraisers ("AIREA") and such appraisers shall each determine the fair market monthly Base Rent for the Premises, and the method of rental adjustment taking into account the value of the Premises and the amenities provided by the Outside Areas, the Common Areas and the Building and prevailing comparable rentals and rental adjustment practices in the areas. Such appraisers shall, within twenty
(20) business days after their appointment, complete their appraisals and submit their appraisal reports to Landlord and Tenant. If the fair market monthly Base Rent of the Premises established in the two (2) appraisals varies by five percent (5%) or less of the higher rental, the average of the two shall be controlling. If said fair market monthly Base Rent varies by more than five percent (5%) of the higher rental, said appraisers, within ten (10) days after submission of the last appraisal, shall appoint a third appraiser who shall be a member of the AIREA and who shall also be experienced in the appraisal of rental values and adjustment practices for commercial properties in the vicinity of the Premises. Such third appraiser shall, within twenty (20) business days after his appointment, determine by appraisal the fair market monthly Base Rent of the Premises, taking into account the same factors referred to above, and submit his appraisal report to Landlord and Tenant. The fair market monthly Base Rent determined by the third appraiser for the Premises shall be controlling, unless it is less than that set forth in the lower appraisal previously obtained, in which case the value set forth in said lower appraisal shall be controlling, or unless it is greater than that set forth in the higher appraisal previously obtained, in which case the rental set forth in said higher appraisal shall be controlling. The method of adjusting rental periodically, including the manner and timing of such adjustments, shall be as determined by the initial two appraisers, if they agree on a single method; otherwise, it shall be as determined by the third appraiser. If either Landlord or Tenant fails to appoint an appraiser, or if an appraiser appointed by either of them fails, after his appointment, to submit his appraisal within the required period in accordance with the foregoing, the appraisal submitted by the appraiser properly appointed and timely submitting his appraisal shall be controlling. If the two appraisers appointed by Landlord and Tenant are unable to agree upon a third appraiser within the required period in accordance with the foregoing, application shall be made within twenty (20) days thereafter by either Landlord or Tenant to the AIREA, which shall appoint a member of said institute willing to serve as appraiser. The cost of all appraisals under this subparagraph shall be borne equally by Landlord and Tenant.

         2.       Construction of Tenant Improvements.

                  2.1  Definitions.

                           (a) The term "Tenant  Improvements"  shall mean those
improvements that Tenant constructs in the Premises pursuant to plans and specifications developed therefor in accordance with Paragraph 2.2(a) below.

                           (b) The term "Tenant Improvement Costs" shall include
but not be limited to all sums: (1) paid to contractors for labor and materials furnished in connection with construction of the Tenant Improvements pursuant to Paragraph 2.2 below; (2) all costs, expenses, payments, fees, and charges whatsoever paid or incurred by Landlord to or at the direction of any city, county, or other governmental authority or agency which are required to be paid by Landlord in order to obtain all necessary governmental permits, licenses, inspections and approvals relating to the construction of the Tenant
Improvements and the use and occupancy of the Premises, including without limitation all in lieu fees and utility fees; (3) engineering and architectural fees for services required in connection with the design and construction of the Tenant Improvements, and (4) premiums, if any, for course of construction insurance and for payment and completion bonds relating only to construction of the Tenant Improvements.

                           (c)  Landlord  shall  provide a  "Tenant  Improvement
Allowance" in the amount of $20.00 per square foot for the Initial Premises and $10.00 per square foot per square foot for the Expansion Premises, which allowance is already reflected in the monthly Base Rent amount set forth in Paragraph 3.1 of the Lease.

                  2.2 Procedure of Time Schedules.

                           (a)   Approval  of  Plans.   Within  ten  days  after
execution of this Lease by both parties hereto, Tenant shall prepare and submit to Landlord preliminary plans, specifications and working drawings for the Tenant Improvements which Tenant desires Landlord to Construct on the Premises. Tenant shall select the architect and engineers required for the design of the Tenant Improvements, which selection shall be subject to the reasonable approval of Landlord, As soon as the final plans, specifications and working drawings are completed, Tenant shall deliver the same to Landlord for its approval, which shall not be unreasonably withheld, and which shall be based solely upon whether such final plans are consistent with the preliminary plans. In all events, the parties shall use their best efforts to reach agreement so that such plans may be submitted for governmental approval within seven (7) days from submission of such plans to Landlord for its approval. If Landlord and Tenant agree on such plans, they shall indicate their approval thereof by initialing and dating the same and a copy of the final Tenant Improvements plans shall be attached hereto as Exhibit "B" and shall become a part hereof. Tenant shall submit such final plans, specifications and working drawings to all appropriate governmental agencies for approval. Concurrently with its submission of final plans to governmental agencies, Tenant shall obtain a bid for the construction of the improvements contemplated by such final plans and specifications. Immediately following receipt of such bid, Tenant shall deliver a copy to Landlord for its review and approval. Such bid shall be deemed approved by Tenant if Tenant does not object thereto within ten (10) days thereafter. Tenant shall notify Landlord of any changes required by any governmental agencies, and Landlord shall have seven (7) days thereafter to indicate its approval thereof. All such changes required by governmental agencies shall be deemed acceptable to Landlord unless Tenant's use of the Premises is materially impaired or modified thereby. The final plans, specifications and working drawings as approved, and all change orders specifically permitted pursuant to Subparagraph (c) below, shall be referred to herein as the "Approved Plans".

                           (b)  Contractors.  The Tenant  Improvements  shall be
constructed by a general contractor approved by Landlord and Tenant. Tenant shall use its best efforts to complete the preparation and approval of the Approved Plans so that construction contracts may be executed to ensure completion prior to the Commencement Date.

                           (c)   Changes   to   Approved    Plans   for   Tenant
Improvements. Once the Approved Plans have been finally approved by Landlord and Tenant as provided above, then thereafter neither party shall have the right to order extra work or change orders with respect to the construction of the Tenant Improvements without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed. All extra work or change orders requested by either Landlord or Tenant shall be made in writing, shall specify the amount of delay or the time saved resulting therefrom, shall specify any added or reduced cost resulting therefrom, shall specify which party shall pay such costs and the manner of payment and shall become effective and a part of the Approved Plans once approved in writing by both parties.

                           (d)   Commencement   and  Completion  of  the  Tenant
Improvements. As soon as (1) the Approved Plans have been developed as provided above, and (2) all necessary governmental approvals have been obtained, then Tenant shall thereafter commence construction of such improvements and shall diligently prosecute such construction to completion. Such improvements shall be constructed by Tenant substantially in accordance with the Approved Plans, and in compliance with all applicable regulations, ordinances, building codes, and statutes of lawful governmental authority. Landlord shall not receive a construction management fee.

                           (e) Payment of Cost of Tenant Improvements.  Landlord
shall pay all Tenant Improvement Costs up to an amount equal to the Tenant Improvement Allowance. Tenant shall thereafter pay any excess Tenant Improvement Costs over and above such amounts.

                  2.3 Delay in Completion The parties hereto acknowledge that the date on which Tenant's obligation to pay the monthly Base Rent would otherwise commence may possibly be delayed because of, among other things (each a "Delay"): (a) failure to promptly review and approve plans for the Tenant Improvements; (b) Tenant's request for special materials, finishes, or installations which are not readily available; (c) change orders requested by Tenant and approved by Landlord; (d) Tenant's failure to complete any of its own improvement work to the extent Tenant delays completion by appropriate governmental authorities of their final inspection and approval of Landlord's improvements; or (e) interference with Landlord's work caused by Tenant or by Tenant's contractors or Subcontractors. It is the intent of the parties hereto that Tenant's obligation to pay the monthly Base Rent not be delayed by any of such causes or by any other act of Tenant, and in the event it is so delayed, then Tenant's obligation to pay the monthly Base Rent shall commence as of the date it would otherwise have commenced absent said delay caused by Tenant. Delays in excess of thirty (30) days for any of the above-mentioned reasons may affect Landlord's financing of construction of the Premises, and Tenant agrees to pay any reasonable additional financing costs, including loan fees, incurred by Landlord as a result thereof.

                  3. Right of First Negotiation to Purchase. If, at any time, from the date of the Lease until July 1, 2001, Landlord intends to offer the entire Premises, consisting of the all three buildings, for sale to a party unrelated to Landlord, then Landlord shall first offer to sell same to Tenant. Tenant shall have ten (10) business days to accept Landlord's offer. If Tenant does not accept this offer, then Landlord may proceed with a sale with no further obligation to Tenant. This right of first negotiation to purchase shall not apply to any financing arranged by Landlord other than a conveyance of the fee simple real estate title to the entire Premises.

LANDLORD

Tri-Valley Campus I, LLC, a Delaware
Limited liability company

By:      Tri-Valley Technology Park, LLC, a Delaware

         limited liability company



 By:     Tri-Valley Managers, LLC,

            a Delaware limited liability company,

            its sole managing member



         By:      The Kontrabecki Group, Inc.

                  a California corporation,

                  its managing member



                           By:  /s/J.T. Kontrabecki
                               -------------------------------------------------
                                    John Kontrabecki, President

                           Date:  10/31/00
                                -------------------------
TENANT

ADEPT TECHNOLOGY, INC.



----------------------------------------------

 ---------------------------------------------



By: /s/ Brian R. Carlisle
    -----------------------------

Its: CEO                                    Date: 10/23/2000
     ----------------------------                 ------------------------------